Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Directors and the Shareholders

South State Corporation

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-26029, 333-26031, 333-26033, 333-80047, 333-33092, 333-86922, 333-90014, 333-103707, 333-103708, 333-115919, 333-182866, 333-190228, and 333-194928) and on Form S-3 (File Nos. 333-223489, 333-202553, 333-172970 and 333-180325), of our reports dated February 22, 2019, with respect to the consolidated balance sheets of South State Corporation and subsidiary as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2018, and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in South State Corporation’s 2018 Annual Report on Form 10-K.

/s/ DIXON HUGHES GOODMAN LLP

Atlanta, Georgia

February 22, 2019